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                                                           EXHIBIT 3-F


                        CERTIFICATE OF TRUST



      The undersigned, the trustees of MediaOne Finance Trust II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. c. 38 hereby certify as follows:

     1. The name of the business trust being formed hereby (the "Trust") is MediaOne Finance Trust II.

     2. The name and business address of the trustee of the Trust who is a resident of the State of Delaware is as follows:

         RCSP Inc.
         1201 North Market Street
         P.O. Box 1347
         Wilmington, New Castle County, Delaware 19801
         Attention: Siobain Perkins

Dated:   April 9, 1998


                                          Constance P. Campbell
                                          as Trustee

                                          /s/  Constance P. Campbell
                                          ___________________________


                                          Christine J. Brennet-Morris
                                          as Trustee

                                          /s/  Brennet-Morris
                                          ____________________________

                                          Rahn K. Porter
                                          as Trustee

                                          /s/  Rahn K. Porter
                                          ____________________________



                                          RCSP Inc.
                                          as Trustee

                                          By: Fiona M. Woodyatt
                                          ____________________________
                                          Name:  Fiona M. Woodyatt
                                          Title: Assistant Secretary